EXHIBIT 24(a)




INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-78550 of Pico Products, Inc. on Form S-8 of our report dated October 11, 1995 appearing in this Annual Report on Form 10-K of Pico Products, Inc. for the year ended July 31, 1995.


DELOITTE & TOUCHE LLP

Los Angeles, California
October 11, 1995


                                       75